Exhibit 99.1

PROXY CARD
REVELSTONE CAPITAL ACQUISITION CORP.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November [*], 2023: The Proxy Statement is available at https://www.cstproxy.com/[*]

The undersigned hereby appoints Morgan Callagy and Daniel Neukomm as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Revelstone Capital Acquisition Corp. (the “Company”), to be held via teleconference as described in the Proxy Statement on November [*], 2023 at [*]:00 a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated November [*], 2023 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.	PROPOSAL 1. MERGER AGREEMENT PROPOSAL— TO APPROVE AND ADOPT THE AMENDED AND RESTATED MERGER AGREEMENT DATED AS OF AUGUST 16, 2023 (AS MAY BE AMENDED FROM TIME TO TIME, THE “MERGER AGREEMENT”), BY AND AMONG REVELSTONE, SET JET, INC., A NEVADA CORPORATION (“SET JET”), REVELSTONE CAPITAL MERGER SUB, INC., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF REVELSTONE (“MERGER SUB”), AND THOMAS P. SMITH, AS THE SECURITYHOLDER REPRESENTATIVE, AND THE TRANSACTIONS CONTEMPLATED THEREBY, PURSUANT TO WHICH REVELSTONE WILL ISSUE SHARES OF ITS CLASS A COMMON STOCK, TO HOLDERS OF THE COMMON STOCK, PAR VALUE $0.0001 PER SHARE OF SET JET AND MERGER SUB WILL MERGE WITH AND INTO SET JET, WITH SET JET SURVIVING THE MERGER AND BECOMING A WHOLLY-OWNED DIRECT SUBSIDIARY OF REVELSTONE. A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX A.

For ☐ Against ☐ Abstain ☐

2.	PROPOSAL 2. CHARTER AMENDMENT PROPOSAL — TO APPROVE THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF REVELSTONE, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX B-2 (THE “AMENDED CHARTER”) TO BE EFFECTIVE UPON THE CONSUMMATION OF THE BUSINESS COMBINATION ANNEX B TO THE PROXY STATEMENT/PROSPECTUS.

For ☐ Against ☐ Abstain ☐

3.	PROPOSAL 3 A-E. THE GOVERNANCE ADVISORY PROPOSALS — TO APPROVE AND ADOPT, ON A NON-BINDING ADVISORY BASIS, CERTAIN DIFFERENCES, IN THE GOVERNANCE PROVISIONS SET FORTH IN THE AMENDED CHARTER:

PROPOSAL 3A - TO ELIMINATE THE DUAL-CLASSES OF REVELSTONE COMMON STOCK AUTHORIZED SO THAT THE ONLY CLASS OF COMMON STOCK WILL BE THE CLASS A COMMON STOCK.

For ☐ Against ☐ Abstain ☐

PROPOSAL 3B - TO CHANGE REVELSTONE’S NAME TO “SET JET, INC.”

For ☐ Against ☐ Abstain ☐

PROPOSAL 3C - TO REQUIRE THAT STOCKHOLDERS ONLY ACT AT ANNUAL AND SPECIAL MEETINGS OF THE CORPORATION AND NOT BY WRITTEN CONSENT.

For ☐ Against ☐ Abstain ☐

PROPOSAL 3D - TO ELIMINATE THE CURRENT LIMITATIONS IN PLACE ON THE CORPORATE OPPORTUNITY DOCTRINE.

For ☐ Against ☐ Abstain ☐

PROPOSAL 3E - TO APPROVE ALL OTHER CHANGES INCLUDING ELIMINATING CERTAIN PROVISIONS RELATED TO SPECIAL PURPOSE ACQUISITION CORPORATIONS THAT WILL NO LONGER BE RELEVANT FOLLOWING THE CLOSING OF THE BUSINESS COMBINATION

For ☐ Against ☐ Abstain ☐

4.	PROPOSAL 4. BYLAWS AMENDMENT PROPOSAL — TO APPROVE THE AMENDED AND RESTATED BYLAWS OF REVELSTONE, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX C TO THE PROXY STATEMENT/PROSPECTUS.

For ☐ Against ☐ Abstain ☐

5.	PROPOSAL 5. THE NASDAQ PROPOSAL — TO CONSIDER AND VOTE UPON A PROPOSAL TO ISSUE (I) SHARES OF REVELSTONE COMMON STOCK TO SET JET STOCKHOLDERS PURSUANT TO THE TERMS OF THE MERGER AGREEMENT AND (II) SHARES OF REVELSTONE COMMON STOCK UNDERLYING THE CONVERTIBLE NOTES ISSUED TO CERTAIN INSTITUTIONAL INVESTORS (THE “PIPE INVESTORS”) IN CONNECTION WITH THE PRIVATE PLACEMENT (AS DEFINED BELOW), PLUS ANY ADDITIONAL SHARES PURSUANT TO SUBSCRIPTION AGREEMENTS OR OTHER AGREEMENTS WE MAY ENTER INTO PRIOR TO CLOSING.

For ☐ Against ☐ Abstain ☐

6.	PROPOSAL NO. 6 — “THE INCENTIVE PLAN PROPOSAL” — TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE SET JET 2023 OMNIBUS EQUITY INCENTIVE PLAN (THE “INCENTIVE PLAN”), A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE, THE AGGREGATE NUMBER OF SHARES ISSUABLE PURSUANT TO INCENTIVE STOCK OPTIONS (“ISOS”) WITHIN THE MEANING OF SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE CLASS(ES) OF EMPLOYEES ELIGIBLE FOR ISOS UNDER THE INCENTIVE PLAN.

For ☐ Against ☐ Abstain ☐

7.	PROPOSAL 7. THE DIRECTOR ELECTION PROPOSAL — TO ELECT, EFFECTIVE AS OF CLOSING, FIVE DIRECTORS TO THE COMBINED COMPANY BOARD.

For ☐ Against ☐ Abstain ☐

8.	PROPOSAL 8. THE ADJOURNMENT PROPOSAL — TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE SPECIAL MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE ONE OR MORE PROPOSALS PRESENTED TO STOCKHOLDERS FOR VOTE.

For ☐ Against ☐ Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

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